EX-31 Rule 13a-14(d)/15d-14(d) Certification.


  I, Wayne Potters, certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust
    2013-C17 (the "Exchange Act periodic reports");


  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.


    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant, Prudential Asset Resources, Inc. as Primary Servicer, Rialto Capital Advisors, LLC as Special Servicer, National Tax Search, LLC as Servicing Function Participant, TriMont Real Estate Advisors, Inc. as Trust Advisor, U.S. Bank National Association as Trustee, Wells Fargo Bank, National Association as Master Servicer, Wells Fargo Bank,
    National Association as Certificate Administrator, Wells Fargo Bank, National Association as Custodian, CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant for the Home Depot
    Brush Avenue Mortgage Loan, Rialto Capital Advisors, LLC as Special Servicer for the Home Depot Brush Avenue Mortgage Loan, National
    Tax Search, LLC as Servicing Function Participant for the Home Depot
    Brush Avenue Mortgage Loan, TriMont Real Estate Advisors, Inc. as
    Trust Advisor for the Home Depot Brush Avenue Mortgage Loan,
    U.S. Bank National Association as Trustee for the Home Depot Brush
    Avenue Mortgage Loan, Wells Fargo Bank, National Association as
    Primary Servicer for the Home Depot Brush Avenue Mortgage Loan,
    Wells Fargo Bank, National Association as Certificate Administrator for the Home Depot Brush Avenue Mortgage Loan, Wells Fargo Bank,
    National Association as Custodian for the Home Depot Brush Avenue
    Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant for the Matrix MHC Portfolio Mortgage
    Loan, Rialto Capital Advisors, LLC as Special Servicer for the Matrix MHC Portfolio Mortgage Loan, National Tax Search, LLC as Servicing Function Participant for the Matrix MHC Portfolio Mortgage Loan, Situs Holdings, LLC as Operating Advisor for the Matrix MHC Portfolio Mortgage Loan, U.S. Bank National Association as Trustee and Certificate Administrator for the Matrix MHC Portfolio Mortgage Loan, Wells Fargo Bank, National Association as Primary Servicer for the Matrix MHC Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant for the Westfield Mission Valley Mortgage Loan, Rialto Capital Advisors, LLC as Special Servicer for the Westfield Mission Valley Mortgage Loan, National Tax Search, LLC as Servicing Function Participant for the Westfield Mission Valley Mortgage Loan, TriMont
    Real Estate Advisors, Inc. as Trust Advisor for the Westfield Mission Valley Mortgage Loan, U.S. Bank National Association as Trustee for the Westfield Mission Valley Mortgage Loan, Wells Fargo Bank, National Association as Primary Servicer for the Westfield Mission Valley
    Mortgage Loan, Wells Fargo Bank, National Association as Certificate Administrator for the Westfield Mission Valley Mortgage Loan and Wells Fargo Bank, National Association as Custodian for the Westfield Mission Valley Mortgage Loan.




    Dated:   March 28, 2014


    /s/ Wayne Potters
    Signature

    President and Managing Director
    (senior officer in charge of securitization of the depositor)